Exhibit (a)(1)(E)

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

NAM TAI PROPERTY INC.

of

Up to 3,000,000 Shares of Its Common Stock

for a Purchase Price of $5.50 Net Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 29, 2015, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 28, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Tender Offer”), in connection with the offer by Nam Tai Property Inc., a British Virgin Islands corporation (the “Company”), to purchase for cash up to 3,000,000 shares of its common stock, par value $0.01 per share at a price of $5.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer. Unless the context otherwise requires, all references to shares shall refer to the common stock of the Company.

On the terms and subject to the conditions of the Tender Offer, the Company will pay $5.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest, for shares properly tendered and not properly withdrawn in the Tender Offer. The Company will purchase all shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) on the terms and subject to the conditions of the Tender Offer, including its proration provisions, “odd lot” preference and conditional tender provisions. All shares acquired in the Tender Offer will be acquired at the same purchase price. The Company will return shares not purchased because of proration provisions or conditional tenders to the tendering stockholders at the Company’s expense promptly after the Tender Offer expires. See the sections entitled “The Tender Offer—Terms of the Tender Offer” and “The Tender Offer—Withdrawal Rights” of the Offer to Purchase.

On the terms and subject to the conditions of the Tender Offer, if at the expiration of the Tender Offer more than 3,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered, the Company will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (an “Odd Lot Holder”), and who properly tender all their shares and do not properly withdraw them before the Expiration Time, second, from all other stockholders who properly tender shares on a pro rata basis (except for stockholders who tendered shares conditionally for which the condition was not satisfied), and third, only if necessary to permit us to purchase 3,000,000 shares, from holders who have tendered shares conditionally (for whom the condition was not initially satisfied but would be satisfied by the acceptance of all of their shares) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares. See the sections entitled “The Tender Offer—Terms of the Tender Offer,” “The Tender Offer—Withdrawal Rights” and “The Tender Offer—Conditional Tender of Shares” of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Tender Offer.

Please note the following:

1. You may tender your shares at $5.50, net to you in cash, less any applicable withholding taxes and without interest.

2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The Tender Offer is not conditioned on any minimum number of shares being tendered. The Tender Offer is, however, subject to certain conditions set forth in the section entitled “The Tender Offer—Conditions of the Tender Offer” of the Offer to Purchase.

4. The Tender Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 29, 2015, unless the Company extends the Tender Offer.

5. The Tender Offer is for 3,000,000 shares.

6. Tendering stockholders who are registered stockholders or who tender their shares directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares in the Tender Offer.

7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Tender Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Tender Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

8. If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company’s purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Tender Offer. Please note that the Tender Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 29, 2015, unless the Tender Offer is extended.

The Tender Offer is being made solely under the Offer to Purchase and the Letter of Transmittal and is being made to all record holders of shares of the Company’s common stock. The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Tender Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER THE COMPANY NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES. NEITHER THE COMPANY NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY OF THEIR RESPECTIVE AFFILIATES HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE TENDER OFFER. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS, AND READ CAREFULLY AND EVALUATE THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE OFFER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash by

NAM TAI PROPERTY INC.

of

Up to 3,000,000 Shares of Its Common Stock

for a Purchase Price of $5.50 Net Per Share

The undersigned acknowledges receipt of your letter and the enclosed Offer to Purchase, dated April 28, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Tender Offer”), in connection with the offer by Nam Tai Property Inc., a British Virgin Islands corporation (the “Company”), to purchase for cash up to 3,000,000 shares of its common stock, par value $0.01 per share at a purchase price of $5.50 per share, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Tender Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company.

The undersigned hereby instructs you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Tender Offer.

In participating in the Tender Offer, the undersigned acknowledges that: (1) the Tender Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Tender Offer; (2) the undersigned is voluntarily participating in the Tender Offer; (3) the future value of the Company’s common stock is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

Number of shares to be tendered by you for the account of the undersigned:                      shares*

*Unless otherwise indicated it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in the section entitled “The Tender Offer—Conditional Tender of Shares” of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Tender Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are encouraged to consult your own tax advisor before completing this section. Unless the first box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is:                      shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification Number:

Address(es):
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Area Code/Phone Number:

Date: